SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2004

Slippery Rock Financial Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania (State of other jurisdiction or incorporation)	0-21720 (Commission File Number)	25-1674381 (IRS Employer Identification No.)
100 South Main Street, Slippery Rock, Pennsylvania (Address of principal executive offices)		16057 (Zip Code)
Registrant's telephone number, including area code		(724) 794-2210
Not Applicable (Former name or former address, if changed since last report)

On May 6, 2004, Slippery Rock Financial Corporation filed a Current Report on Form 8-K. This Current Report on Form 8-K/A is being filed solely to include certain exhibits with respect to the information described herein and amends and restates in its entirety the Form 8-K filed with the Commission on May 6, 2004.

Item 5. Other Events

On May 6, 2004, Slippery Rock Financial Corporation, a Pennsylvania corporation ("Slippery Rock") and F.N.B. Corporation, a Florida corporation ("FNB"), issued a joint press release announcing the execution of an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Slippery Rock will merge with and into FNB, with FNB surviving the merger.

Under terms of the Merger Agreement, each share of Slippery Rock common stock will be exchanged -- at each shareholder's election -- for either $28.00 in cash or for 1.41 shares of FNB common stock, subject to adjustments provided in the Merger Agreement.

The merger is expected to close in the fourth quarter of 2004, pending shareholder and regulatory approval and satisfaction of other customary conditions.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
(a)	Financial Statements of Business Acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 5, 2004, by and between F.N.B. Corporation and Slippery Rock Financial Corporation.
99.1	Joint Press Release dated May 6, 2004.**

** Previously filed with the SEC as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-21720) filed on May 6, 2004 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 28, 2004	Slippery Rock Financial Corporation (Registrant)
By: /s/ Mark A. Volponi Mark A. Volponi Chief Financial Officer

EXHIBIT INDEX

_____________________________________________________________

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 5, 2004, by and between F.N.B. Corporation and Slippery Rock Financial Corporation.
99.1	Joint Press Release dated May 6, 2004.**

** Previously filed with the SEC as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-21720) filed on May 6, 2004 and incorporated herein by reference.